Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Nicole Sanders	John Chang
+ 1 (202) 295-4313	+ 1 (202) 295-4212
nsanders@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2016 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a 5.0% increase of $0.02 per share to its regular quarterly dividend to $0.42 per common share to be paid on March 24, 2017 to shareholders of record on March 10, 2017

•                  Service revenue for Q4 2016 increased by 2.2% from Q3 2016 to $115.6 million and on a constant currency basis increased from Q3 2016 by 2.9%

•                  Service revenue for Q4 2016 increased by 9.9% from Q4 2015 and on a constant currency basis increased from Q4 2015 by 10.2%

•                  Service revenue for 2016 increased by 10.6% from 2015 to $446.9 million and on a constant currency basis increased from 2015 by 10.8%

•                  Dividends in 2016 totaled $68.2 million, or $1.51 per share, with 78.7% treated as a return of capital and 21.3% treated as dividends for US federal income tax purposes

•                  Net cash provided by operating activities increased by 48.4% from Q3 2016 to $33.9 million and increased by 28.8% from 2015 to $108.0 million for 2016

[WASHINGTON, D.C. February 23, 2017] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $115.6 million for the three months ended December 31, 2016, an increase of 9.9% from $105.2 million for the three months ended December 31, 2015 and an increase of 2.2% from $113.1 million for the three months ended September 30, 2016.  Service revenue was $446.9 million for the year ended December 31, 2016, an increase of 10.6% from $404.2 million for the year ended December 31, 2015.  Foreign exchange negatively impacted service revenue from Q3 2016 to Q4 2016 by $0.7 million, negatively impacted service revenue growth from Q4 2015 to Q4 2016 by $0.3 million and negatively impacted service revenue growth from 2015 to 2016 by $0.9 million.  On a constant currency basis, service revenue grew by 10.2% from Q4 2015 to Q4 2016, grew by 2.9% from Q3 2016 to Q4 2016 and grew by 10.8% from 2015 to 2016.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $83.5 million for the three months ended December 31, 2016; an increase of 9.1% over $76.5 million for the three months ended December 31, 2015 and an increase of 2.0% from $81.8 million for the three months ended September 30, 2016. On-net revenue was $323.6 million for the year ended December 31, 2016; an increase of 9.8% over $294.8 million for the year ended December 31, 2015.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $31.9 million for the three months ended December 31, 2016; an increase of 12.1% over $28.4 million for the three months ended December 31, 2015 and an increase of 2.9% over $31.0 million for the three months ended September 30, 2016. Off-net revenue was $122.3 million for the year ended December 31, 2016; an increase of 12.9% over $108.4 million for the year ended December 31, 2015.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 9.9% from $41.3 million for the three months ended December 31, 2015 to $45.4 million for the three months ended December 31, 2016 and increased by 0.0% from $45.4 million for the three months ended September 30, 2016. GAAP gross profit increased by 11.6% from $159.2 million for the year ended December 31, 2015 to $177.6 million for the year ended December 31, 2016. GAAP gross margin was 39.3% for the three months ended December 31, 2016, 39.3% for the three months ended December 31, 2015 and 40.2% for the three months ended September 30, 2016.  GAAP gross margin was 39.7% for the year ended December 31, 2016, and 39.4% for the year ended December 31, 2015.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $2.5 million for the three months ended December 31, 2016, $2.4 million for the three months ended September 30, 2016, $1.7 million for the three months ended December 31, 2015, $3.6 million for the year ended December 31, 2015 and $9.1 million for the year ended December 31, 2016.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 10.4% from $59.5 million for the three months ended December 31, 2015 to $65.7 million for the three months ended December 31, 2016 and increased by 2.0% from $64.4 million for the three months ended September 30, 2016. Non-GAAP gross profit increased by 10.0% from $230.3 million for the year ended December 31, 2015 to $253.4 million for the year ended December 31, 2016. Non-GAAP gross profit margin was 56.8% for the three months ended December 31, 2016, 56.5% for the three months ended December 31, 2015 and 57.0% for the three months ended September 30, 2016.  Non-GAAP gross profit margin was 56.7% for the year ended December 31, 2016, and 57.0% for the year ended December 31, 2015.

Cash flow from operating activities increased by 54.0% from $22.0 million for the three months ended December 31, 2015 to $33.9 million for the three months ended December 31, 2016 and increased by 48.4% from $22.8 million for the three months ended September 30, 2016. Cash flow from operating activities increased by 28.8% from $83.8 million for the year ended December 31, 2015 to $108.0 million for the year ended December 31, 2016.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 6.8% from $34.7 million for the three months ended December 31, 2015 to $37.1 million for the three months ended December 31, 2016 and decreased by 0.3% from $37.2 million for the three months ended September 30, 2016. EBITDA increased by 11.5% from $128.1 million for the year ended December 31, 2015 to $142.9 million for the year ended December 31, 2016. EBITDA margin was 32.1% for the three months ended December 31, 2016, 33.0% for the three months ended December 31, 2015, 32.9% for the three months ended September 30, 2016, 31.7% for the year ended December 31, 2015 and 32.0% for the year ended December 31, 2016. In addition to on-going fees associated with defending net-neutrality, and included in SG&A expenses and negatively impacting EBITDA for the three months ended December 31, 2016 were $2.9 million of expenses associated with the proposed settlement of a class action wage and hour claim for certain of our current and former sales representatives.

EBITDA, as adjusted, increased by 2.7% from $36.8 million for the three months ended December 31, 2015 to $37.7 million for the three months ended December 31, 2016 and decreased by 0.3% from $37.9 million for the three months ended September 30, 2016. EBITDA, as adjusted, increased by 12.7% from $133.6 million for the year ended December 31, 2015 to $150.6 million for the year ended December 31, 2016. EBITDA, as adjusted, margin was 32.7% for the three months ended December 31, 2016, 34.9% for the three months ended

December 31, 2015, 33.5% for the three months ended September 30, 2016, 33.0% for the year ended December 31, 2015 and 33.7% for the year ended December 31, 2016.

Basic and diluted net income per share was $0.09 for the three months ended December 31, 2016, $0.06 for the three months ended December 31, 2015 and $0.08 for the three months ended September 30, 2016. Basic and diluted net income per share was $0.11 for the year ended December 31, 2015 and $0.33 for the year ended December 31, 2016.

Total customer connections increased by 16.3% from 53,152 as of December 31, 2015 to 61,822 as of December 31, 2016 and increased by 3.5% from 59,724 as of September 30, 2016. On-net customer connections increased by 16.3% from 45,473 as of December 31, 2015 to 52,874 as of December 31, 2016 and increased by 3.5% from 51,079 as of September 30, 2016. Off-net customer connections increased by 18.1% from 7,279 as of December 31, 2015 to 8,598 as of December 31, 2016 and increased by 4.1% from 8,259 as of September 30, 2016.

The number of on-net buildings increased by 122 on-net buildings from 2,251 on-net buildings as of December 31, 2015 to 2,373 on-net buildings as of December 31, 2016 and increased by 39 on-net buildings from 2,334 on-net buildings as of September 30, 2016.

Quarterly Dividend Increase Approved

On February 22, 2017, Cogent’s board approved a regular quarterly dividend of $0.42 per common share payable on March 24, 2017 to shareholders of record on March 10, 2017. This first quarter 2017 regular dividend represents a 5.0% increase of $0.02 per share from the fourth quarter 2016 regular dividend of $0.40 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Tax Treatment of 2016 Dividends

Cogent paid four quarterly dividends in 2016 totaling $68.2 million, or $1.51 per share. The expected tax treatment of these dividends are generally that 78.7% are treated as a return of capital and 21.3% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 23, 2017 to discuss Cogent’s operating results for the fourth quarter of 2016 and full year 2016 and to discuss Cogent’s expectations for full year 2017. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 190 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$71,234	$72,010	$75,088	$76,513	$78,705	$79,539	$81,846	$83,511
% Change from previous Qtr.	-0.1%	1.1%	4.3%	1.9%	2.9%	1.1%	2.9%	2.0%
Off-Net revenue	$25,730	$26,522	$27,688	$28,421	$29,356	$30,149	$30,972	$31,861
% Change from previous Qtr.	2.3%	3.1%	4.4%	2.6%	3.3%	2.7%	2.7%	2.9%
Non-Core revenue (1)	$278	$267	$241	$243	$230	$267	$239	$224
% Change from previous Qtr.	-3.8%	-4.0%	-9.7%	0.8%	-5.3%	16.1%	-10.5%	-6.3%
Service revenue — total	$97,242	$98,799	$103,017	$105,177	$108,291	$109,955	$113,057	$115,596
% Change from previous Qtr.	0.5%	1.6%	4.3%	2.1%	3.0%	1.5%	2.8%	2.2%
Constant currency total revenue quarterly growth rate — sequential quarters (4)	2.9%	2.0%	4.4%	2.5%	3.0%	0.9%	3.1%	2.9%
Constant currency total revenue quarterly growth rate — year over year quarters (4)	9.3%	9.5%	12.1%	12.1%	12.2%	11.1%	9.7%	10.2%
Network operations expenses (2)	$40,907	$42,252	$45,056	$45,710	$47,156	$47,727	$48,666	$49,943
% Change from previous Qtr.	0.0%	3.3%	6.6%	1.5%	3.2%	1.2%	2.0%	2.6%
GAAP gross profit (3)	$38,650	$39,016	$40,201	$41,333	$43,261	$43,479	$45,426	$45,434
% Change from previous Qtr	1.3%	0.9%	3.0%	2.8%	4.7%	0.5%	4.5%	0.0%
GAAP gross margin (3)	39.7%	39.5%	39.0%	39.3%	39.9%	39.5%	40.2%	39.3%
Non-GAAP gross profit (4) (6)	$56,335	$56,547	$57,961	$59,467	$61,135	$62,228	$64,391	$65,653
% Change from previous Qtr.	0.9%	0.4%	2.5%	2.6%	2.8%	1.8%	3.5%	2.0%
Non-GAAP gross margin (4) (6)	57.9%	57.2%	56.3%	56.5%	56.5%	56.6%	57.0%	56.8%
Selling, general and administrative expenses (5)	$26,708	$25,987	$24,740	$24,737	$27,472	$27,278	$27,220	$28,576
% Change from previous Qtr.	6.6%	-2.7%	-4.8%	0.0%	11.1%	-0.7%	-0.2%	5.0%
Depreciation and amortization expense	$17,513	$17,371	$17,634	$18,008	$17,753	$18,604	$18,804	$20,073
% Change from previous Qtr.	-0.2%	-0.8%	1.5%	2.1%	-1.4%	4.8%	1.1%	6.7%
Equity-based compensation expense	$3,141	$3,098	$2,704	$2,571	$2,181	$2,687	$2,991	$2,876
% Change from previous Qtr.	4.7%	-1.4%	-12.7%	-4.9%	-15.2%	23.2%	11.3%	-3.8%
Operating income	$10,487	$10,810	$15,519	$16,174	$15,675	$17,511	$16,063	$14,795
% Change from previous Qtr.	-19.7%	3.1%	43.6%	4.2%	-3.1%	11.7%	-8.3%	-7.9%

Interest expense	$11,307	$9,692	$10,002	$10,280	$10,065	$10,243	$9,891	$10,602
% Change from previous Qtr.	-7.2%	-14.3%	3.2%	2.8%	-2.1%	1.8%	-3.4%	7.2%
Net income (loss)	$(1,585)	$840	$3,161	$2,480	$3,354	$4,224	$3,459	$3,892
Basic net income (loss) per common share	$(0.04)	$0.02	$0.07	$0.06	$0.08	$0.09	$0.08	$0.09
Diluted net income (loss) per common share	$(0.04)	$0.02	$0.07	$0.06	$0.08	$0.09	$0.08	$0.09
Weighted average common shares — basic	45,158,250	44,774,831	44,474,724	44,323,131	44,402,640	44,491,899	44,574,583	44,577,826
% Change from previous Qtr.	-0.2%	-0.8%	-0.7%	-0.3%	0.2%	0.2%	0.2%	0.0%
Weighted average common shares — diluted	45,158,250	45,054,507	44,702,127	44,558,089	44,571,937	44,705,037	44,776,918	44,803,782
% Change from previous Qtr.	-0.2%	-0.2%	-0.8%	-0.3%	0.0%	0.3%	0.2%	0.1%
EBITDA (6)	$29,627	$30,560	$33,221	$34,730	$33,663	$34,950	$37,171	$37,077
% Change from previous Qtr.	-3.8%	3.1%	8.7%	4.5%	-3.1%	3.8%	6.4%	-0.3%
EBITDA margin	30.5%	30.9%	32.2%	33.0%	31.1%	31.8%	32.9%	32.1%
Gains on asset related transactions	$1,548	$719	$1,152	$2,023	$1,946	$4,439	$687	$667
EBITDA, as adjusted (6)	$31,175	$31,279	$34,373	$36,753	$35,609	$39,389	$37,858	$37,744
% Change from previous Qtr.	-7.3%	0.3%	9.9%	6.9%	-3.1%	10.6%	-3.9%	-0.3%
EBITDA, as adjusted, margin	32.1%	31.7%	33.4%	34.9%	32.9%	35.8%	33.5%	32.7%
Fees — net neutrality	$1,405	$952	$816	$569	$493	$1,036	$1,315	$432

Net cash provided by operating activities	$18,372	$20,035	$23,403	$21,999	$27,557	$23,698	$22,833	$33,879
% Change from previous Qtr.	2.4%	9.1%	16.8%	-6.0%	25.3%	-14.0%	-3.7%	48.4%
Capital expenditures	$12,916	$10,866	$6,838	$4,962	$15,034	$14,260	$8,745	$7,195
% Change from previous Qtr.	-0.8%	-15.9%	-37.1%	-27.4%	203.0%	-5.1%	-38.7%	-17.7%
Principal payments on capital leases	$3,650	$7,332	$5,956	$3,273	$3,369	$3,935	$2,354	$2,808
% Change from previous Qtr.	31.8%	100.9%	-18.8%	-45.0%	2.9%	16.8%	-40.2%	19.3%
Dividends paid	$16,001	$18,972	$15,296	$16,045	$16,171	$16,671	$17,169	$18,199
Purchases of common stock	$8,119	$19,106	$12,169	$—	$—	$—	$1,666	$2,826
Gross Leverage Ratio	4.42	4.50	4.57	4.55	4.39	3.94	3.89	4.73
Net Leverage Ratio	2.45	2.77	2.98	3.02	2.97	2.88	2.90	2.90
Customer Connections — end of period
On-Net	40,732	42,002	43,364	45,473	47,252	49,243	51,079	52,874
% Change from previous Qtr.	2.4%	3.1%	3.2%	4.9%	3.9%	4.2%	3.7%	3.5%
Off-Net	6,368	6,583	6,897	7,279	7,654	7,971	8,259	8,598
% Change from previous Qtr.	4.8%	3.4%	4.8%	5.5%	5.2%	4.1%	3.6%	4.1%
Non-Core (1)	311	325	356	400	450	349	386	350
% Change from previous Qtr.	-14.1%	4.5%	9.5%	12.4%	12.5%	-22.4%	10.6%	-9.3%
Total customer connections	47,411	48,910	50,617	53,152	55,356	57,563	59,724	61,822
% Change from previous Qtr.	2.6%	3.2%	3.5%	5.0%	4.1%	4.0%	3.8%	3.5%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,488	1,510	1,523	1,541	1,545	1,560	1,577	1,592
Carrier neutral data center buildings	618	631	647	659	675	686	706	729
Cogent data centers	49	50	51	51	51	51	51	52
Total on-net buildings	2,155	2,191	2,221	2,251	2,271	2,297	2,334	2,373
Square feet — multi-tenant office buildings — on-net	804,760,238	818,039,601	823,712,433	831,585,875	834,341,216	840,042,330	847,266,071	858,958,167
Network — end of period
Intercity route miles	59,161	55,191	56,079	56,079	56,183	56,183	56,684	57,213
Metro fiber miles	27,619	28,036	28,067	28,158	28,316	28,874	29,326	29,536

Connected networks — AS’s	5,334	5,435	5,511	5,582	5,617	5,700	5,834	5,927
Headcount — end of period
Sales force — quota bearing	343	358	363	378	398	397	394	422
Sales force - total	459	464	474	495	517	519	516	542
Total employees	785	799	808	828	855	854	858	887
Sales rep productivity — units per full time equivalent sales rep (“FTE”) per month	5.3	5.6	6.0	6.3	6.3	5.9	5.7	6.1
FTE — sales reps	326	330	337	351	373	373	377	384

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).
(2)

Network operations expense excludes equity-based compensation expense of $172, $160, $126, $126, $121, $145, $161 and $146 in the three month periods ended March 31, 2015 through December 31, 2016, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $53, $57, $1,757, $1,729, $2,003, $2,156, $2,362 and $2,549 in the three month periods ended March 31, 2015 through December 31, 2016, respectively.

(3)

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that Non-GAAP gross profit and Non-GAAP gross profit margin are relevant metrics to provide investors, as it they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $2,969, $2,938, $2,578, $2,445, $2,060, $2,542, $2,830 and $2,730 in the three month periods ended March 31, 2015 through December 31, 2016, respectively.
(6)	See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Year 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016

Net cash flows provided by operating activities	$18,372	$20,035	$23,403	$21,999	$83,809	$27,557	$23,698	$22,833	$33,879	$107,967
Changes in operating assets and liabilities	(159)	1,245	(68)	3,047	4,067	(3,681)	1,755	4,737	(6,781)	(3,968)
Cash interest expense and income tax expense	11,414	9,280	9,886	9,684	40,260	9,787	9,497	9,601	9,979	38,861
EBITDA	$29,627	$30,560	$33,221	$34,730	$128,136	$33,663	$34,950	$37,171	$37,077	$142,860
PLUS: Gains on asset related transactions	1,548	719	1,152	2,023	5,443	1,946	4,439	687	667	7,739
EBITDA, as adjusted	$31,175	$31,279	$34,373	$36,753	$133,579	$35,609	$39,389	$37,858	$37,744	$150,599
EBITDA margin	30.5%	30.9%	32.2%	33.0%	31.7%	31.1%	31.8%	32.9%	32.1%	32.0%
EBITDA, as adjusted margin	32.1%	31.7%	33.4%	34.9%	33.0%	32.9%	35.8%	33.5%	32.7%	33.7%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) — unaudited	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Year 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016
Service revenue, as reported — current period	$97,242	$98,799	$103,017	$105,177	$404,234	$108,291	$109,955	$113,057	$115,596	$446,900
Impact of foreign currencies on service revenue	2,287	340	154	385	16,639	(10)	(709)	273	749	892
Service revenue - as adjusted for currency impact (1)	$99,529	$99,139	$103,171	$105,562	$420,873	$108,281	$109,246	$113,330	$116,345	$447,792
Service revenue, as reported — prior sequential period	$96,749	$97,242	$98,799	$103,017	$380,003	$105,177	$108,291	$109,955	$113,057	$404,234
Constant currency increase	$2,780	$1,897	$4,372	$2,545	$40,870	$3,104	$955	$3,375	$3,288	$43,558
Constant currency percent increase	2.9%	2.0%	4.4%	2.5%	10.8%	3.0%	0.9%	3.1%	2.9%	10.8%

(1)          Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
($ in 000’s) — unaudited	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
Service revenue, as reported — current period	$97,242	$98,799	$103,017	$105,177	$404,234	$108,291	$109,955	$113,057	$115,596	$446,900
Impact of foreign currencies on service revenue	4,321	4,785	4,278	3,305	16,639	855	(168)	(68)	276	892
Service revenue - as adjusted for currency impact (2)	$101,563	$103,584	$107,295	$108,482	$420,873	$109,146	$109,787	$112,989	$115,872	$447,792
Service revenue, as reported — prior year period	$92,937	$94,623	$95,691	$96,749	$380,003	$97,242	$98,799	$103,017	$105,177	$404,234
Constant currency increase	$8,626	$8,961	$11,604	$11,733	$40,870	$11,904	$10,988	$9,972	$10,695	$43,558
Percent increase	9.3%	9.5%	12.1%	12.1%	10.8%	12.2%	11.1%	9.7%	10.2%	10.8%

(2)          Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) — unaudited	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Year 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016

Service revenue total	$97,242	$98,799	$103,017	$105,177	$404,235	$108,291	$109,955	$113,057	$115,596	$446,900
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	58,592	59,783	62,816	63,844	245,035	65,030	66,476	67,631	70,162	269,299
GAAP Gross Profit (1)	$38,650	$39,016	$40,201	$41,333	$159,200	$43,261	$43,479	$45,426	$45,434	$177,601
Plus - Equity-based compensation — network operations expense	172	160	126	126	584	121	145	161	146	573
Plus — Depreciation and amortization expense	17,513	17,371	17,634	18,008	70,526	17,753	18,604	18,804	20,073	75,234
Non-GAAP Gross Profit (2)	$56,335	$56,547	$57,961	$59,467	$230,310	$61,135	$62,228	$64,391	$65,653	$253,408
GAAP Gross Margin (1)	39.7%	39.5%	39.0%	39.3%	39.4%	39.9%	39.5%	40.2%	39.3%	39.7%
Non-GAAP Gross Margin (2)	57.9%	57.2%	56.3%	56.5%	57.0%	56.5%	56.6%	57.0%	56.8%	56.7%

(1)             GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)             Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio was 3.89 at September 30, 2016 and 4.73 at December 31, 2016 and Cogent’s net leverage ratio was 2.90 at September 30, 2016 and 2.90 at December 31, 2016 and as shown below.

($ in 000’s) — unaudited	As of September 30, 2016	As of December 31, 2016
Cash and cash equivalents	$148,151	$274,319
Debt
Capital leases — current portion	6,122	6,626
Capital leases — long term	134,229	135,335
Senior unsecured notes	189,225	189,225
Senior secured notes	250,000	375,000
Note payable	2,746	5,521
Total debt	582,322	711,707
Total net debt	434,171	437,388
Trailing 12 months EBITDA, as adjusted	149,609	150,599
Gross leverage ratio	3.89	4.73
Net leverage ratio	2.90	2.90

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$274,319	$203,591
Accounts receivable, net of allowance for doubtful accounts of $1,734 and $1,757, respectively	33,598	30,718
Prepaid expenses and other current assets	19,706	17,030

Total current assets	327,623	251,339
Property and equipment:
Property and equipment	1,136,470	1,070,111
Accumulated depreciation and amortization	(774,829)	(709,975)

Total property and equipment, net	361,641	360,136
Deferred tax assets	42,241	45,142
Deposits and other assets ($128 and $355 restricted, respectively)	6,387	6,199

Total assets	$737,892	$662,816

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,551	$12,401
Accrued and other current liabilities	47,149	38,355
Installment payment agreement, current portion, net of discounts of $204 and $678, respectively	2,587	11,901
Current maturities, capital lease obligations	6,626	6,247

Total current liabilities	67,913	68,904
Senior secured 2022 notes, net of unamortized debt costs of $2,257 and $1,252, respectively and including premium of $462 in 2016	373,205	248,748
Senior unsecured 2021 notes, net of unamortized debt costs of $2,575 and $3,305, respectively	186,650	196,695
Capital lease obligations, net of current maturities	135,335	129,763
Other long term liabilities	28,043	30,977

Total liabilities	791,146	675,087

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 45,478,787 and 45,198,718 shares issued and outstanding, respectively	45	45
Additional paid-in capital	442,799	434,161
Accumulated other comprehensive income	(17,193)	(14,693)
Accumulated deficit	(478,905)	(431,784)
Total stockholders’ deficit	(53,254)	(12,271)

Total liabilities and stockholders’ equity	$737,892	$662,816

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2016 AND DECEMBER 31, 2015

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
	(Unaudited)	(Unaudited)
Service revenue	$115,596	$105,177
Operating expenses:
Network operations (including $146 and $126 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	50,089	45,836
Selling, general, and administrative (including $2,730 and $2,445 of equity-based compensation expense, respectively)	31,306	27,182
Depreciation and amortization	20,073	18,008
Total operating expenses	101,468	91,026
Gains on equipment transactions	667	2,023
Operating income	14,795	16,174
Interest income and other, net	341	440
Interest expense	(10,602)	(10,280)
Income before income taxes	4,534	6,334
Income tax expense	(642)	(3,854)
Net income	$3,892	$2,480

Comprehensive loss:
Net income	$3,892	$2,480
Foreign currency translation adjustment	(5,295)	(2,746)
Comprehensive loss	$(1,403)	$(266)

Net income per common share:
Basic and diluted net income per common share	$0.09	$0.06

Dividends declared per common share	$0.40	$0.35

Weighted-average common shares - basic	44,577,826	44,323,131

Weighted-average common shares - diluted	44,803,782	44,558,089

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2016

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2016	2015
Service revenue	$446,900	$404,234
Operating expenses:
Network operations (including $573 and $584 of equity-based compensation expense, respectively), exclusive of amounts shown separately	194,066	174,510
Selling, general, and administrative (including $10,162 and $10,931 of equity-based compensation expense, respectively)	120,709	113,103
Depreciation and amortization	75,235	70,527

Total operating expenses	390,010	358,140

Gains on equipment transactions	7,739	5,443
Gains on capital lease terminations	—	11,643
Losses on debt extinguishment and redemption	(587)	(10,144)

Operating income	64,042	53,036
Interest income and other	1,021	956
Interest expense	(40,803)	(41,280)

Income before income taxes	24,260	12,712
Income tax expense	(9,331)	(7,816)

Net income	$14,929	$4,896

Comprehensive income (loss):
Net income	$14,929	$4,896
Foreign currency translation adjustment	(2,500)	(8,231)

Comprehensive income (loss)	$12,429	$(3,335)

Net income per common share:

Basic and diluted net income per common share	$0.33	$0.11

Dividends declared per common share	$1.51	$1.46

Weighted-average common shares—basic	44,641,805	44,888,723

Weighted-average common shares—diluted	44,873,030	45,159,489

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2016 AND DECEMBER 31, 2015

(IN THOUSANDS)

	Three months Ended December 31, 2016	Three months Ended December 31, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$3,892	$2,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,074	18,008
Amortization of debt discount and premium	226	181
Equity-based compensation expense (net of amounts capitalized)	2,876	2,571
(Gains) losses — equipment transactions and other, net	(549)	(1,898)
Deferred income taxes	771	3,879
Changes in operating assets and liabilities:
Accounts receivable, net	(705)	1
Prepaid expenses and other current assets	333	356
Accounts payable, accrued liabilities and other long-term liabilities	5,768	(3,408)
Deposits and other assets	1,193	(171)
Net cash provided by operating activities	33,879	21,999
Cash flows from investing activities:
Purchases of property and equipment	(7,195)	(4,962)
Net cash used in investing activities	(7,195)	(4,962)
Cash flows from financing activities:
Dividends paid	(18,199)	(16,045)
Purchases of common stock	(2,826)	—
Net proceeds from issuance of senior secured 2022 notes—net of debt costs of $1,202	124,267	—
Proceeds from exercises of stock options	326	135
Principal payments of installment payment agreement	—	(575)
Principal payments of capital lease obligations	(2,808)	(3,273)
Net cash provided by (used in) financing activities	100,760	(19,758)
Effect of exchange rates changes on cash	(1,276)	(978)
Net increase (decrease) in cash and cash equivalents	126,168	(3,699)
Cash and cash equivalents, beginning of period	148,151	207,290
Cash and cash equivalents, end of period	$274,319	$203,591

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2016

(IN THOUSANDS)

	2016	2015
Cash flows from operating activities:
Net income	$14,929	$4,896
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,235	70,527
Amortization of debt discount and premium	1,105	171
Equity-based compensation expense (net of amounts capitalized)	10,735	11,515
Loss on debt extinguishment and redemption	587	10,144
Gains on capital lease terminations	—	(11,643)
Gains—equipment transactions and other, net	(7,674)	(4,866)
Deferred income taxes	9,224	7,709
Changes in operating assets and liabilities:
Accounts receivable	(3,183)	1,119
Prepaid expenses and other current assets	(2,923)	(2,898)
Deposits and other assets	(336)	(221)
Accounts payable, accrued liabilities and other long-term liabilities	10,268	(2,644)

Net cash provided by operating activities	107,967	83,809

Cash flows from investing activities:
Purchases of property and equipment	(45,234)	(35,582)
Proceeds from asset sales	—	111

Net cash used in investing activities	(45,234)	(35,471)

Cash flows from financing activities:
Net proceeds from issuance of senior secured 2022 notes—net of debt costs of $1,202 and $1,397, respectively	124,267	248,603
Extinguishment of 2021 senior unsecured notes	(10,775)	—
Redemption of 2018 secured notes	—	(251,280)
Dividends paid	(68,210)	(66,314)
Principal payments of capital lease obligations	(12,466)	(20,215)
Principal payments on installment payment agreement	(21,203)	(670)
Purchases of common stock	(4,492)	(39,394)
Proceeds from exercises of common stock options	1,220	423

Net cash provided by (used in) financing activities	8,341	(128,847)

Effect of exchange rate changes on cash	(346)	(3,690)

Net increase (decrease) in cash and cash equivalents	70,728	(84,199)
Cash and cash equivalents, beginning of year	203,591	287,790
Cash and cash equivalents, end of year	$274,319	$203,591

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-K  for the year ended December 31, 2016 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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